UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 13, 2016

Integrity Capital Income Fund, Inc.
(Exact name of registrant as specified in charter)

Colorado	000-55277	46-4285184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13540 Meadowgrass Drive, Suite 100 Colorado Springs, Colorado	80921
(Address of principal executive offices)	(Zip code)

(719) 955-4801
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K filed by Integrity Capital Income Fund, Inc. (the “Company”) on April 28, 2016 (the “Original Report”) with the U.S. Securities and Exchange Commission to report the final voting results of the Company’s 2016 Annual Meeting of Stockholders held on April 26, 2016 (the “2016 Annual Meeting”).  The sole purpose of this amendment is to disclose, as required by SEC regulations, the Company’s decision regarding the frequency of future shareholder advisory votes on the compensation of its executive officers.  Except as set forth herein, no modifications have been made to information contained in the Original Report.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

Proposal No. 7 – Shareholder recommendation, by non-binding vote, on the frequency of executive compensation voting.  Based on the recommendation of the shareholders, on May 13, 2016 the Board of Directors determined that shareholders will be entitled to an advisory vote on executive compensation every three years following the initial year the Company directly pays compensation to its executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRITY CAPITAL INCOME FUND, INC.

Dated: May 13, 2016	/s/ Eric Davis
Eric Davis, President, Chief Investment Officer and Chief Compliance Officer

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